                            MASTER LICENSE AGREEMENT

                                     Between

                                 Signal One, LLC

                                       And

                           Tritel Communications, Inc.

                                 Dated: , 199__

                                Table of Contents

                                                                        Page
                                                                        ----
1.       Master License..................................................1
2.       Premises........................................................1
3.       Use.............................................................1
4.       Provision of Information........................................2
5.       Term............................................................2
6.       License Fees....................................................2
7.       Facilities; Utilities; Access...................................3
8.       Interference....................................................4
9.       Tests and Contingencies.........................................4
10.      Taxes...........................................................5
11.      Waive of Licensor's Lien........................................5
12.      Termination.....................................................6
13.      Event of Default; Remedies......................................6
14.      Destruction or Condemnation.....................................7
15.      Insurance.......................................................7
16.      Waiver of Subrogation...........................................7
17.      Assignment and Subletting.......................................7
18.      Warranty of Title and Quiet Enjoyment...........................8
19.      Repairs.........................................................8
20.      Hazardous Substances............................................8
21.      Liability and Indemnity.........................................9
22.      Miscellaneous...................................................9
23.      Marking and Lighting Requirements..............................10
24.      Radio Frequency Exposure Safety Plan...........................11

   Exhibit A      Site License
   Exhibit B      Non-Disturbance Agreement
   Exhibit C      Memorandum of Lease.
   Exhibit D      RF Radiation MPE Evaluation Questionnaire

                            MASTER LICENSE AGREEMENT
                            ------------------------
                              (MULTIPLE LOCATIONS)
                              --------------------

         This Master License Agreement ("Agreement") is entered into as of the __ day of December, 1998 between Signal One, LLC, a Delaware Limited Liability Corporation, ("Licensor") and Tritel Communications, Inc., a Delaware corporation ("Licensee").

         R-1. Licensee is licensed by the Federal Communications Commission ("FCC") to construct and operate communications systems throughout the United States.

         R-2. Licensor owns, leases from a prime landlord under a lease agreement ("Prime Lease"), operates and/or manages real estate, buildings, towers, tanks, and/or other improvements ("Improvements") on real property (each a "Site") throughout the United States and wishes to grant the right to use portions of a number of the Sites to Licensee for the purpose of locating and operating communications facilities and services thereon.

         R-3. Licensee desires to obtain the right to use from Licensor portions of such Sites for such purpose.

         NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. MASTER LICENSE. This Agreement sets forth the basic terms and conditions upon which the right to use each Site or portion thereof is licensed by Licensor to Licensee. Upon the parties' agreement as to the particular terms of any such license, the parties shall execute and attach hereto a completed site license ("Site License") in substantially the form attached hereto as EXHIBIT A, which is incorporated herein by this reference. The terms and conditions of any Site License shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of this Agreement.

2. PREMISES. Licensor either owns, leases or licenses the Sites and Improvements. Upon request of Licensee, Licensor shall obtain the written consent of the prime landlord, if consent is required under the Prime Lease, to the Site License within thirty (30) days of the Site License. Upon execution of a Site License and subject to the terms and conditions of this Agreement and the Site License for the particular Site, Licensor hereby grants to Licensee, the right to use space on the Site as more particularly described in each Site License and space on the related Improvements (collectively, the "Premises") together with easements for access and utilities and grants Licensee the right to install and maintain transmission and utility wires, poles, cables, conduits and pipes on the Site including over, under or along a right-of-way extending from the nearest public right-of-way to the Premises.

3. USE. The Premises may be used by Licensee for any activity in connection with the provision of communications services for which they are licensed by the FCC to provide, including the right to install, maintain, operate, service, modify and replace Licensee Facilities, without notice or Licensor's prior approval except as may be provided in the Site License; provided however, if any modification would alter the RF signature or the load factor on the tower, such shall require the prior approval of Licensor, which approval shall not be unreasonably withheld, delayed or conditioned. Following the completion of any installation and any modification, Licensee shall provide to Licensor, at Licensee's expense, updated, as-built drawings, initialed by Licensee, documenting all installed Licensee Facilities on the Site, including the configuration thereof and any other information reasonably requested by Licensor. The as-built drawings shall include an as-built survey locating the Site to a monument or the tower (the "As-Built Survey"). Licensor agrees to cooperate with Licensee, at Licensee's expense, in making application for and obtaining all licenses, permits and any and all other necessary approvals that may be required for Licensee's intended use of the Premises. Licensee shall at all times take affirmative action to maintain all necessary permits, licenses and government approvals.

4. PROVISION OF INFORMATION. Licensor shall provide Licensee with such information regarding each Site which it operates throughout the United States as may be necessary for Licensee to evaluate the usefulness of such Site for its purposes. Licensor agrees to use reasonable efforts to cause each of its subsidiaries and managers at each such Site to cooperate fully with Licensee and its agents for the purpose of making appropriate engineering and boundary surveys, inspections, soil test borings, other reasonably necessary tests and constructing the Licensee Facilities (as defined in Paragraph 7(a) below), including providing Licensee and such agents with access to such Sites and the opportunity to conduct limited testing at any such Site, subject to reasonable limitations imposed by Licensor and/or any of such managers.

5. TERM. The term of this Agreement shall be five (5) years commencing as of the date contained in the Site License ("Commencement Date") and shall remain in effect until expiration or termination of the last Site License entered into pursuant to this Agreement. The term of each Site License shall be as identified in the Site License terminating on the fifth (5th) anniversary of the Commencement Date as identified in the Site License (the "Term") unless otherwise terminated as provided herein. Licensee shall have the right to extend the Term for four (4) successive five (5) year periods (the "Renewal Terms") on the same terms and conditions as set forth herein. Each Site License shall automatically be extended for each successive Renewal Term unless Licensee notifies Licensor of its intention not to renew at least sixty (60) days prior to commencement of the succeeding Renewal Term.

6. LICENSE FEES. Within fifteen (15) days of the Commencement Date and on the first day of each month thereafter, Licensee shall pay to Licensor license fees in accordance with each Site License ("License Fees"). License Fees for any fractional month at the beginning or at the end of the Term or Renewal Term shall be prorated. Any installment of License Fees shall be considered late if not received by Licensor within fifteen (15) days of the due date and shall be subject to a late payment charge in the amount of [CONFIDENTIAL TREATMENT REQUESTED]of the amount of such installment. Interest shall accrue after the date any installment of License Fees is considered late at the rate of [CONFIDENTIAL TREATMENT REQUESTED] per month or the maximum effective variable contract rate of interest which Licensor may from time to time lawfully charge, whichever is less.

         License Fees shall escalate by [CONFIDENTIAL TREATMENT REQUESTED]or CPI (not to exceed [CONFIDENTIAL TREATMENT REQUESTED]per year), whichever is greater, on the yearly anniversary of the Site License.

7. FACILITIES; UTILITIES; ACCESS.

         (a) Upon execution of a Site License, Licensee shall have the right to erect, maintain, repair, replace, modify and operate on the applicable Premises radio communications facilities, including without limitation air conditioned equipment shelters and rooms, utility lines, transmission lines, electronic equipment, radio transmitting and receiving antennas and supporting equipment and structures thereto ("Licensee Facilities"). Upon execution of a Site License, Licensee may install on any Site the antennas/dishes, if any, described on the field drawings attached as EXHIBIT 1 to the applicable Site License and the equipment shelter/room/cabinets, if any, described on the field drawings attached as EXHIBIT 2 to such Site License and shall be entitled to replace any thereof from time to time. In connection therewith, Licensee has the right to do all work necessary to prepare, maintain and alter the Premises for Licensee's business operations and to install transmission lines connecting the antennas to the transmitters and receivers. If deemed necessary or desirable by Licensee, Licensee may submit architectural and/or engineering plans and specifications for each Site to Licensor, which shall be deemed approved if no response is received from Licensor within fifteen (15) days, and which shall be incorporated in each Site License as EXHIBIT 3 upon approval. All of Licensee's construction and installation work shall be performed at Licensee's sole cost and expense and in a good and workmanlike manner. Title to the Licensee Facilities shall be held by Licensee. All of Licensee's Facilities shall remain Licensee's personal property and are not fixtures. Licensee has the right to remove all Licensee Facilities at its sole expense on or before the expiration or earlier termination of each Site License; provided, Licensee repairs any damage to the Premises caused by such removal.

         (b) Licensee shall have the right to draw electricity and other utilities from the existing utilities on the Site or obtain separate utility service from any utility company that will provide service to the Site (Including a standby power generator for Licensee's exclusive use). Payment of electricity shall be made in accordance with each Site License. Licensor agrees to sign such documents or easements as may be required by said utility companies to provide such service to the Premises, including (if Licensor owns the site) the grant to Licensee or to the servicing utility company at no cost to the Licensee, of an easement in, over, across or through the Site as required by such servicing utility company to provide utility services as provided herein. Any easement necessary for such power or other utilities will be at a location acceptable to Licensor and the servicing utility company.

         (c) Licensee, Licensee's employees, agents, subcontractors, lenders and invitees shall have access to the Premises without notice to Licensor twenty-four (24) hours a day, seven (7) days a week, at no charge, subject to reasonable security, control and safety procedures adopted from time to time by Licensor to install, maintain, repair, modify and replace Licensee Facilities, without the payment of additional rent. Licensor grants to Licensee, and its agents, employees, contracts, guests and invitees, a non-exclusive right for pedestrian and vehicular ingress and egress described in the Site License.

         (d) Unless otherwise specified in the Site License, Licensor shall maintain the Premises and tower and surrounding area in a safe condition and shall maintain all access roadways from the nearest public roadway to the Premises in a manner sufficient to allow pedestrian and vehicular access at all times under normal weather conditions. Licensor shall be responsible for maintaining and repairing such roadway, at its sole expense, except for any damage caused by Licensee's use of such roadways, normal wear and tear excepted.

         (e) Licensee, at its expense, may use appropriate means of restricting access to the Licensee Facilities, provided that Licensor shall have access to the Site and the Improvements (but not necessarily the Licensee Facilities themselves) at all times.

         (f) Licensor shall take no action which would adversely affect Licensee's use of the Site and not violate any term of the Prime Lease, if any, which would give the prime landlord the right, with passage of time and/or giving of notice to terminate the Prime Lease and comply with all rules and regulations of the FCC and FAA and all federal, state and local laws governing the Premises and the Site.

8. INTERFERENCE.

         (a) Based upon information which shall be supplied by Licensor prior to the execution of any Site License and included in such Site License as EXHIBIT 5, Licensee will evaluate the possibility of interference to the Licensee Facilities at the Site from Licensor's current use of the Site and from other existing uses of the Site. Licensee shall operate the Licensee Facilities in a manner that will not cause interference to Licensor and other licensees of the Site, provided that their installations predate that of the Licensee Facilities. All operations by Licensee shall be in compliance with all FCC requirements.

         (b) Subsequent to the installation of the Licensee Facilities, Licensor shall not permit itself or its licensees to install new equipment on the Premises or property contiguous thereto owned or controlled by Licensor, if such equipment is likely to cause interference with Licensee's operations. Such interference shall be deemed a material breach by Licensor. In the event interference occurs, Licensor agrees to take all action necessary to eliminate such interference, within thirty (30) days; provided, however, that if such interference cannot reasonably be eliminated within such 30-day period, then Licensor shall have such additional time as is necessary for the Licensor to eliminate such interference, as long as Licensor promptly institutes the action necessary to eliminate such interference and diligently pursues such action to completion. In the event Licensor fails to comply with this paragraph, Licensee may terminate the affected Site License and/or pursue any other remedies available under this Agreement and the Site License, at law, and/or at equity, including injunctive relief.

9. TESTS AND CONTINGENCIES.

         (a) Licensor acknowledges that Licensee's ability to use any Premises is contingent upon their suitability for Licensee's intended use from both an economic and a technical engineering basis and Licensee's ability to obtain any and all governmental licenses, permits, approvals, or other relief required or deemed necessary or appropriate by Licensee for such use (the "Governmental Approvals") and any other consents required for Licensee's use of such Premises by the contingency date set forth in the Site License; provided that Licensee shall have the right, without obligation, to appeal any denial of any such Governmental Approval and the contingency date for obtaining Governmental Approvals shall be extended until such time as a final non-appealable decision is rendered.

         (b) Licensee may within ninety (90) days from the date of any Site License, order a title search and/or survey of the Site or the Premises which is a part thereof to determine if there are any conditions, liens, easements, restrictions, encroachments, overlaps or other rights or grants which interfere with Licensee's intended use and enjoyment of the Premises. If a survey is performed, in the event of any inconsistency between the Site License and the survey, Licensor shall make such amendments to the Site License and adjustments in the location of the Premises as shall be reasonably necessary for Licensee's use and satisfactory to Licensor and Licensee. If the title search or the survey discloses any matters which Licensee deems unsuitable or which interfere with Licensee's use and enjoyment of the Premises, Licensor shall cure such defects within sixty (60) days or elect to allow Licensee to terminate the Site License. The cost and expense for any title or survey work shall be borne by Licensee. Licensee may obtain title insurance on its interest in the Premises. Licensor shall cooperate by executing documentation required by the title insurance company and reasonably acceptable to Licensor.

         (c) Licensee is permitted, at its option, to obtain within ninety (90) days after the date of any Site License, at Licensee's expense, satisfactory soil boring, percolation or other tests or reports of the Premises as are deemed appropriate by Licensee to determine the physical characteristics and conditions thereof. Any such tests or reports shall indicate, to Licensee's reasonable satisfaction, that the Premises are suitable for Licensee's use.

         (d) Upon written request given by Licensee to Licensor, Licensor shall use diligent efforts to obtain within ninety (90) days from the date of any Site License and, at its sole expense, a non-disturbance agreement from each mortgagee of any interest in the Premises and the prime landlord, if any, of the Premises, other than for a mortgagee of Licensee's leasehold interest in the Premises, which non-disturbance agreement shall be in substantially the form attached hereto as EXHIBIT B or other form acceptable to Licensee.

         (e) Licensee may perform radio frequency propagation tests, confirm availability of utilities and easements for ingress and egress, tower capacity and the environmental conditions of the Premises.

         (f) If any of the contingencies of this Paragraph 9 are not satisfied within any applicable time period or waived by Licensee in writing, Licensee shall have the right, without obligation, to terminate the related Site License thereafter and render it null and void from and after the date of termination.

10. TAXES. If personal property taxes are assessed against the Premises, Licensee shall pay any portion of such taxes directly attributable to the Licensee Facilities located on a particular Site. Licensor shall pay all real property taxes, assessments and deferred taxes on the Site.

11. WAIVE OF LICENSOR'S LIEN.

         (a) Licensor waives any lien rights it may have against the Licensee Facilities and Licensee has the right to remove the same at any time without Licensor's consent.

         (b) Licensor acknowledges that Licensee may have entered into a financing arrangement including promissory notes and financial and security agreements for the financing of the Licensee Facilities (the "Collateral") with a third party financing entity (and may in the future enter into additional financing arrangements with other financing entities). In connection therewith, Licensor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any License Fees due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings.

12. TERMINATION. A Site License may be terminated as follows: (i) by either party upon a default of any covenant or term thereof by the other party, which default is not cured within sixty (60) days of receipt of written notice of default, provided that the grace period for any monetary default is ten (10) days from receipt of notice of such default; or (ii) upon giving Licensor thirty
(30) days prior written notice if Licensee is unable to obtain or maintain any license, permit or other approval necessary for the construction and operation of Licensee Facilities without further liability under such Site License after the effective date of termination; or (iii) upon giving Licensor thirty (30) days prior written notice if Licensee is unable to occupy and utilize the Premises due to an action of the FCC which adversely and economically affects Licensee's business at this Site, including without limitation, a take back of channels or change in frequencies, without further liability under such Site License after the effective date of termination; or (iv) on or prior to the first anniversary of the Commencement Date, upon giving Licensor one hundred eighty (180) days prior written notice if Licensee determines that the Premises are not appropriate for its operations for economic or technological reasons, including, without limitation, signal interference, without further liability under such Site License after the effective date of termination. Upon any default by Licensor, in addition to the foregoing remedies, Licensee may, at its option, elect to cure Licensor's default, in which event Licensee shall have the right to offset any and all reasonable costs incurred in curing Licensor's default against any License Fees or other amounts due Licensor.

13. EVENT OF DEFAULT; REMEDIES.

         (a) In the event of a monetary default by the Licensee, Licensor shall give Licensee written notice of said default, and Licensee shall have ten (10) days from the date of receipt of said notice within which to cure the default. In the event of any other default by the Licensee, Licensor shall give Licensee written notice of said default, and Licensee shall have sixty (60) days from the date of receipt of said notice within which to cure the default. If the Licensee fails to cure the default, Licensor shall have the right to enter the Site and to disable and remove any and all of the Licensee's Facilities from the Site. Licensor shall then have the right to store the Licensee's Facilities, and the Licensee shall indemnify and hold the Licensor harmless from the costs of removal and storage.

         (b) In addition to the remedies contained in paragraph (a), Licensor shall have available to it all rights and remedies provided by law, in equity or by statute. No right or remedy is intended to be exclusive of any other right or remedy, and the Licensor's election of a specific remedy shall not preclude it from using any other remedy available to it by statute or equity.

         (c) In the event that the Licensor uses collection action to recover any money owed to it by Licensee, Licensee agrees to pay the costs of collection, including Licensor's reasonable attorney's fees.

14. DESTRUCTION OR CONDEMNATION. If the Premises or Licensee Facilities are damaged, destroyed, condemned or transferred in lieu of condemnation, Licensee may elect to terminate the affected Site License as of the date of the damage, destruction, condemnation or transfer in lieu of condemnation by giving notice to Licensor no more than forty-five (45) days following the date of such damage, destruction, condemnation or transfer in lieu of condemnation. If Licensee chooses not to terminate the Site License, License Fees shall be reduced or abated on a per diem basis in proportion to the actual reduction or abatement of use of the Premises. Licensor and Licensee shall each be entitled to pursue their own separate awards in the event of a taking of a Site. Notwithstanding the foregoing, in the event the Premises are damaged or destroyed, Licensee shall not terminate the Site License covering such Premises if: (a) within forty-five (45) days after the date of such damage or destruction, Licensor elects to repair, restore or rehabilitate the Premises; (b) so notifies Licensee in writing; (c) commences and diligently pursues such repair; (d) such repair can be reasonably completed within a period of time not to exceed thirty (30) days, but if it cannot be reasonably completed within that period of time, in no event longer than ninety (90) days; and (e) Licensor secures, at Licensor's expense, a suitable temporary facility for Licensee.

15. INSURANCE. Licensee, at Licensee's sole cost and expense, shall procure and maintain on the Premises and on the Licensee Facilities (to include the equipment, shelter, room and cabinets), bodily injury and property damage insurance with a combined single limit of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Licensee, its employees and agents arising out of or in connection with Licensee's use of the Premises, all as provided for herein. Licensor, at Licensor's sole cost and expense, shall procure and maintain on the Site, bodily injury and property damage insurance with a combined single limit of at least One Million Dollars ($1,000,000.00) per occurrence. Such insurance shall insure, on an occurrence basis, against liability of Licensor, its employees and agents arising out of or in connection with Licensor's use, occupancy and maintenance of the Site. Each party shall be named as an additional insured on the other's policy. Each party shall provide to the other a certificate of insurance evidencing the coverage required by this paragraph within thirty (30) days of the Commencement Date.

16. WAIVER OF SUBROGATION. Licensor and Licensee release each other and their respective principals, officers, directors, employees, representatives and agents, from any claims for damage to any person or to the Premises or to the Licensee Facilities thereon caused by, or that result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Licensor and Licensee shall cause each insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy. Neither Licensor nor Licensee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by Paragraph 15.

17. ASSIGNMENT AND SUBLETTING. Licensee may not assign, or otherwise transfer all or any part of its interest in this Agreement or any Site License or in the Premises without the prior written consent of Licensor; provided, however, that Licensee may assign its interest to its parent company, any subsidiary or affiliate of it or its parent company or to any successor-in-interest or entity acquiring fifty-one percent (51%) or more of its stock or assets, subject to any financing entity's interest, if any, in this Agreement as set forth in Paragraph 11 above. Licensor may assign this Agreement or any Site License upon written notice to Licensee, subject to the assignee assuming all of Licensor's obligations herein, including but not limited to, those set forth in Paragraph 11 above. Notwithstanding anything to the contrary contained in this Agreement, Licensee may assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement or Site License to any financing entity, or agent on behalf of any financing entity to whom Licensee (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof. Upon notification to Licensor by Licensee of any such assignment, Licensee shall be relieved of all future performance, liabilities and obligations under such Site License. Licensee may not otherwise assign or sublet any Site License without Licensor's consent, which shall not be unreasonably withheld or delayed.

18. WARRANTY OF TITLE AND QUIET ENJOYMENT. Licensor warrants that: (i) Licensor owns or has good leasehold interests in the Sites and has unrestricted rights, based upon the public deed records, of access, ingress and egress thereto; (ii) Licensor has full right to make and perform this Agreement and each Site License entered into pursuant to the terms hereof; and (iii) Licensor covenants and agrees with Licensee that upon Licensee paying the License Fees and observing and performing all the terms, covenants and conditions on Licensee's part to be observed and performed, Licensee may peacefully and quietly enjoy the Premises. Licensor agrees to indemnify and hold harmless Licensee from any and all claims against Licensee's interest in each Site License made by persons lawfully claiming from, through or under Licensor, but not otherwise.

19. REPAIRS. Licensee shall not be required to make any repairs to the Premises or Site unless such repairs shall be necessitated by reason of the default or neglect of Licensee. Upon expiration or termination of each Site License, Licensee shall restore the Premises to the condition in which it existed upon execution hereof, reasonable wear and tear and loss by casualty or other causes beyond Licensee's control excepted.

20. HAZARDOUS SUBSTANCES. Licensee agrees that it will not use, generate, store or dispose of any Hazardous Material on, under, about or within any Site in violation of any law or regulation. Licensor represents, warrants and agrees (1) that neither Licensor nor, to Licensor's knowledge, any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Material on, under, about or within any Site except as disclosed on any Site License, and (2) that Licensor will not, and will not permit any third party to use, generate, store or dispose of any Hazardous Material on, under, about or within any Site in violation of any law or regulation. Licensor and Licensee each agree to defend, indemnify and hold harmless the other and the other's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and cost) arising from any breach of any representation, warranty or agreement contained in this paragraph. In addition, Licensor shall defend, indemnify and hold harmless Licensee from all other losses, liabilities, claims and/or costs arising from or related to the environmental condition of the Site, including costs of remediation, which are not the result of any act of Licensee. As used in this paragraph, "Hazardous Material" shall mean petroleum or any petroleum product, asbestos, any substance known by the state in which any Site is located to cause cancer and/or reproductive toxicity, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This paragraph shall survive the termination of this Agreement.

21. LIABILITY AND INDEMNITY. Licensee shall indemnify and hold Licensor harmless from all claims (including attorney's fees, costs and expenses of defending against such claims) arising or alleged to arise from the acts or omissions of Licensee or Licensee's agents, employees, licensees, invitees or contractors occurring in or about the Site. Licensor shall indemnify and hold Licensee harmless from all claims (including attorneys' fees, costs and expenses of defending against such claims) arising or alleged to arise from the acts or omissions of Licensor or Licensor's agents, employees, licensees, invitees, contractors or other tenants occurring in or about the Premises. In no event shall the liability of Licensee or Licensor under this Agreement include damages for lost profits, consequential or punitive damages. The duties and liabilities described in this Paragraph 21 survive termination of this Agreement.

22. MISCELLANEOUS.

         (a) This Agreement together with each Site License entered into pursuant to the terms hereof constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Agreement and each Site License must be in writing and executed by both parties.

         (b) If any provision of this Agreement or any Site License is invalid or unenforceable with respect to any party, the remainder of this of this Agreement and/or Site License or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement and/or Site License shall be valid and enforceable to the fullest extent permitted by law.

         (c) This Agreement and each Site License shall be binding on and inure to the benefit of the successors and permitted assignees of the respective parties.

         (d) Any notice or demand required to be given herein shall be made by certified or registered mail, return receipt requested, or reliable overnight courier to the address of the respective parties set forth below:

Licensor:    SIGNAL ONE, LLC
             5751 Uptain Road
             Uptain Building, Suite 407
             Chattanooga, TN 37411-5647
             423-954-1111

Licensee:    TRITEL COMMUNICATIONS, INC.
             Kenneth F. Harris, Director of Site Acquisition
             1410 Livingston Lane
             Jackson, MS 39213
             (601) 362-2200

Any such notice or demand shall be deemed to have been given if mailed, on the expiration of forty-eight (48) hours after the date mailed, or if sent by overnight courier, on the expiration of twenty-four (24) hours after the date sent by overnight courier. Any party may change such party's address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this paragraph.

         (e) Each Site License and this Agreement as applied to that Site License shall be construed in accordance with the laws of the State of Tennessee.

         (f) Licensor acknowledges that a Memorandum of Lease in substantially the form annexed hereto as EXHIBIT C may be recorded by Licensee, at Licensee's sole expense, in the Official Records of the city or county where the Premises is located.

         (g) In any case where the approval or consent of one party hereto is required, requested or otherwise to be given under this Agreement or any Site License, such party shall not unreasonably delay or withhold its approval or consent.

         (h) The prevailing party in any litigation arising hereunder or under any Site License shall be entitled to its reasonable attorney's fees, expert witness fees and court costs, including appeals, if any.

         (i) If either party is represented by a real estate broker in this transaction, that party shall be fully responsible for any fee due such broker, and shall hold the other party harmless from any claims for commission by such broker. (j) All Riders and Exhibits annexed hereto form material parts of this Agreement and each Site License.

         (k) This Agreement and any Site License may be executed in duplicate counterparts, each of which shall be deemed an original.

23. MARKING AND LIGHTING REQUIREMENTS.

         (a) Licensor shall be responsible for compliance with all marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC provided that if the requirement for compliance results from Licensee's Facilities, Licensee shall pay for such reasonable costs and expenses (including for any lighting automated alarm system). Should Licensee be cited because the Site is not in compliance and, should Licensor fail to cure the conditions of noncompliance, Licensee may either terminate the affected Site License or proceed to cure the conditions of noncompliance at Licensor's expense, which amounts may be deducted from the License Fees or otherwise obtained from Licensor.

         (b) If lighting requirements apply and a lighting automatic alarm system has been installed by Licensor, Licensor shall allow Licensee to bridge-in to the system to permit a parallel alarm or to install a second alarm (to the extent permitted under the Prime Lease) if a bridge would interfere with Licensor's alarm. Licensee shall be responsible for the cost and expense of maintaining the bridge or parallel alarm. Notwithstanding anything in this Paragraph

23(b), the responsibility for compliance with FAA and FCC requirements shall remain with Licensor as provided in Paragraph 23(a) above.

24. RADIO FREQUENCY EXPOSURE SAFETY PLAN. Licensee acknowledges and understands that Licensor has installed or may install certain signage and/or physical barriers pertaining to radio frequency exposure from Licensor's transmitter and other equipment. Licensee shall instruct all of its personnel and its contractors performing work at the Site to read carefully all such signage, to follow the instructions provided in such signage, and to honor all physical barriers. In no event shall Licensee's personnel or contractors tamper with any such signage or barriers. Licensee shall be responsible for placement of signage or physical barriers at or near Licensee's Facilities at the Site in order to comply with applicable FCC radio frequency exposure guidelines. Licensor agrees that it shall cooperate with Licensee in these efforts and that Licensor shall instruct its personnel and contractors performing work at the Site to read carefully all such signage, to follow the instructions provided in such signage, and to honor all physical barriers. In no event shall Licensor's personnel or contractors tamper with any such signage or barriers. Licensor and Licensee shall cooperate in good faith to minimize any confusion or unnecessary duplication that could result from similar signage being posted respecting other carriers' transmission equipment (if any) at or near the Site. Licensee shall complete the Questionnaire in substantially the form annexed hereto as EXHIBIT D may be recorded by Licensee, at Licensee's sole expense, in the Official Records of the city or county where the Premises is located.

         IN WITNESS WHEREOF, the parties have executed this Master License Agreement as of the date first above written.

LICENSOR:                              LICENSEE:

By:..............................      By:...................................
                                             Jerry M. Sullivan, Jr


Title:...........................      Title: Executive Vice President
                                              and Chief Operating Offer

Date:............................      Date:.................................
Tax ID#..........................      Tax ID#...............................

License ID #: TN0504T0791                                      Tenant ID #:T079

                                    EXHIBIT A

                                  SITE LICENSE

         This Site License to the Master License Agreement dated December 31, 1998 ("Agreement"), between SIGNAL ONE, LLC ("Licensor") and TRITEL COMMUNICATIONS, INC. ("Licensee") is executed this ____ day of March, 1999. This License Supersedes all previous Agreements, both verbal and written between the parties for this Site.


1.  Site Name/Number:                    TN0504 Chattanooga/Standifer Gap Park

2.  Name of Licensor:                    Signal One, LLC

3.  Name of Licensee:                    Tritel Communications, Inc.

4.  Site Street Address:                 1225 Firedog Drive

5.  Equipment:                           See Exhibit 1 attached

6.  Site Latitude and Longitude:         35(degree) 01' 58" 85(degree) 06' 14"

7.  Mounting Height:                     170 feet (portal at 160 feet) AGL

8.  Commencement Date:                   Upon installation of equipment, but no
                                         later than 5/1/99

9.  Monthly License Fees:                [CONFIDENTIAL TREATMENT REQUESTED]

10. Escalation:                          The greater of [CONFIDENTIAL TREATMENT
                                         REQUESTED] or [CONFIDENTIAL TREATMENT
                                         REQUESTED], but not to exceed
                                         [CONFIDENTIAL TREATMENT REQUESTED]
                                         annually

11. Term:                                Five (5) Years

12. Electricity:                         By Separate Meter

13. Site Ownership:                      LicensorLeased (Copy of Underlying Land
                                         Lease Attached as Exhibit 5

14. Special Access Requirements:         N/A

15. Existingc Environmental Issues:      N/A

16. Licensor Contact                     Misty Audier Day(423) 9541111
    Emergency Access:                    Pager (888) 9547784

17. Licensee Contact for Emergency:      Ken Harris Ph # (601) 3622210


LICENSOR:                                  LICENSEE:
SIGNAL ONE, LLC                            TRITEL COMMUNICATIONS, INC.

By:_________________________________       By:________________________________

Printed Name: C. John Enloe                Printed Name: Jerry M. Sullivan, Jr.

Title:        Chief Operating Officer      Title:        Executive Vice
                                                            President/COO

Date:_______________________________       Date:_______________________________

                                    EXHIBITS

       The following Exhibits are acknowledged and are hereby incorporated
                         In this Site License Agreement

Exhibit 1     Licensee's Equipment to be installed at that site

Exhibit 2     RF MPE Questionnaire to be completed by Licensee

Exhibit 3     Tritel Standard Entry Agreement

Exhibit 4     Copy of Site Development Plan/Survey

Exhibit 5     Copy of Underlying Land Lease















Licensor                       Licensee

------------------             ----------------
Initials                       Initials

                                    EXHIBIT 1

           Licensee's Equipment to be installed at the Site (Attached)



























Licensor                       Licensee

------------------             ----------------
Initials                       Initials

                                    EXHIBIT 2

           RF MPE Questionnaire to be completed by Licensee (Attached)



























Licensor                       Licensee

------------------             ----------------
Initials                       Initials

                                   SIGNAL ONE

                    RF RADIATION MPE EVALUATION QUESTIONNAIRE
                         (MAXIMUM PERMISSIBLE EXPOSURE)

Name of
Licensee:_________________________      Contact:______________________________
                                        License

Today's Date:_____________ Expiration Date:___________________________________

Call Sign: ____________    Site Name: ________________________________________

Antenna Location:_____________________________________________________________
(Lat., long., or UTM)

Mailing Address: _____________________________________________________________

Phone No:  (____) ______________________Fax No: (____) _______________________

email:  ______________________________________________________________________

                                                  Emission
Transmit Frequency (MHz): _____________________   Designator:  _______________

Transmitter RF Output Power (W):  ____________________________________________

Antenna Gain (DB):  _________________________Line Loss:_______________________

Type of Antenna Feed Line:____________________________________________________
(e.g. coax, hardline, openwire, direct end feed, waveguide)

Type of Antenna:

______________________________________________________________________________
(e.g. dipole, vertical, beam, parabolic dish)

Height of Antenna on Tower:___________________________________________________

Is this a Directional Antenna?    Yes [ ]  No [ ]

If Yes, what is the Beam Width (Degrees)?__________________

Return Completed Questionnaire To:  Signal One, LLC
                                    5751 Uptain Road
                                    Suite 407
                                    Chattanooga, TN 37411

OR       Via Facsimile to:          (423) 9541182
                                    ATTN: Kimberly Price

                                    EXHIBIT 3
                   Tritel Standard Entry Agreement (Attached)


























Licensor                       Licensee

------------------             ----------------
Initials                       Initials

Site: Chattanooga/Standifer Gap Park                  Site ID: TN0504

                                 ENTRY AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of the ____ day of March, 1999 by and between Signal One, LLC, "Landowner or Ground Lessor", and Tritel Communications, Inc. "TRITEL", concerning the Site identified above.

         A. TRITEL has an interest in subleasing the Property for use as a tower or antenna site for the receipt and transmission of wireless communications signals; and

         B. In order for TRITEL to determine the viability and feasibility of the Property as a tower or antenna site, it is necessary for employees, agents or independent contractors of TRITEL to enter upon and inspect the Property and/or temporarily locate communications equipment on the Property to conduct short term radio propagation tests.

         C. TRITEL desires to provide for the entry upon, inspection and/or testing activities, and other applications concerning the Property pursuant to the terms contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, undertakings, and other considerations set forth in this Agreement, Landowner or Ground Lessor and TRITEL agree as follows:

         1. Consent. Landowner or Ground Lessor consents and agrees that TRITEL, its employees, agents, and independent contractors ("Authorized Parties") may enter upon the Property to conduct and perform the following activities ("Permitted Activities"): radio propagation studies. TRITEL agrees to be responsible for any and all costs related to the Permitted Activities, including installation on and operation and removal of equipment on the Property.

         2. Access. Landowner or Ground Lessor agrees that the Authorized Parties may enter upon 24 hours prior notice to Landowner or Ground Lessor. TRITEL shall conduct the Permitted Activities with minimal interference with the business activities being conducted on the Property.

         3. Removal of Property. TRITEL agrees that it will, upon the conclusion of the term of this Agreement, remove any equipment installed on the Property as a part of the Permitted Activities, repair any damage to the Property that might have been caused in connection with any of the Permitted Activities, and will return the Property to the condition it was in before TRITEL's entry onto the Property. In the event that any equipment installed on the Property by TRITEL is not timely removed, Landowner or Ground Lessor will have the right to remove such equipment and TRITEL agrees to be responsible for the reasonable costs of such removal.

         4. Indemnity. TRITEL agrees to indemnify, save harmless, and defend its directors, officers, employees, and property management agent, if any, from and against any and all claims, actions, damages, liability and expense in connection with personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Property caused by the act or omission of the Authorized Parties in conducting the Permitted Activities. Any defense conducted by TRITEL of any such claims, actions, damages, liability, and expense will be conducted by attorneys chosen by TRITEL, and TRITEL will be liable for the payment of any and all court costs, expenses of litigation, reasonable attorneys' fees and any judgment that may be entered therein.

         5. Governing Law. The parties agree that the interpretation and construction of this Agreement shall be governed by the laws of the state in which the Property is located, without regard to such state's conflict of laws provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


TRITEL COMMUNICATIONS, INC.                 SIGNAL ONE, LLC


By:________________________________         By: _______________________________

Name:  Jerry M. Sullivan, Jr.               Name:  C. John Enloe
     ------------------------------              ------------------------------

Title: Executive Vice President/COO         Title: Chief Operating Officer
      -----------------------------              ------------------------------

Date:______________________________         Date:______________________________

                                    EXHIBIT 4
                 Copy of Site Development Plan/Survey (Attached)





























Licensor                       Licensee

------------------             ----------------
Initials                       Initials

SITE SURVEY HERE

                                    EXHIBIT 5
                    Copy of Underlying Land Lease (Attached)



























Licensor                       Licensee

------------------             ----------------
Initials                       Initials

                              LAND LEASE AGREEMENT
                         Summit, TN Site No.: TN-060-98

         THIS AGREEMENT, made this ___ day of _______________, 1997, between the City of Chattanooga, Department of Public Works ("Landlord"), and SIGNAL ONE CORPORATION, a Tennessee Corporation ("Tenant"):

         1. PROPERTY. Landlord is the owner of certain real property located in Hamilton County, State of Tennessee, and Tenant desires to lease a portion of such real property, together with a rightofway thereto as hereinafter described (such portion of real property and such rightofway being hereinafter called the "Premises"). The Premises are more specifically depicted in, and substantially shown on Exhibit "A" attached hereto and made a part hereof. A copy of the survey of the property will be provided upon its completion and attached hereto as Exhibit "B. "

         2. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as hereinafter provided and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant and Tenant hereby takes from Landlord, the Premises, together with all rights, privileges, easements, and appurtenances belonging or in any way pertaining thereto, TO HAVE AND TO HOLD the same for a primary term of twenty (20) years, commencing upon the receipt of building permits by Signal One Corporation or on February 1, 1998, whichever first occurs.

         3. RENEWAL. The term of this Lease Agreement will automatically renew for ONE renewal term of twenty (20) years to begin upon the expiration of the Primary Term unless either party gives a sixty (60) day notice of cancellation. All of the other terms, provisions and covenants of this Lease Agreement shall apply to the Renewal Term.

         4. RENT.

           (a) Tenant shall pay rent to Landlord at the rate of DOLLARS PER MONTH commencing upon the receipt of building permits by Signal One Corporation or on February 1, 1998, whichever first occurs. A monthly rental payment shall be due and payable on or before the tenth day of each succeeding calendar month during the Primary Term and any Renewal Term. The rent shall escalate at the rate of each year on the anniversary date of the Lease.

           (b) All payments of rent shall be made to Landlord as the same shall become due in lawful money of the United States of America at the address specified in Section 18 of this Lease Agreement, or to such other party or at such other address as may be designated by Landlord by written notice delivered to Tenant at least ten (10) days prior to the next ensuing monthly rental payment date.

         5. USE.

           (a) The premises are being leased for the purposes of erecting, installing, operating, and maintaining radio and communications towers, buildings, and equipment. At all times during the term of this Lease Agreement, Tenant shall have free access to the Premises seven days a week, 24 hours a day, for these purposes and, if the Premises are not conterminous with the entire parcel for which a legal description is provided on Exhibit "A" and "B", shall at all times have an easement over the parcel of land owned by Landlord that contains the Premises in order to have free access to the Premises and for necessary utilities.

            (b) Tenant shall have the right to sublease or grant licenses to use the radio tower or any structure or equipment on the Premises but no such sublease or license shall relieve Lessee from its obligation under this Lease Agreement.

            (c) If, at any time during the term of this Lease Agreement, the Federal Aviation Administration, Federal Communications Commission, or other governmental agency changes its regulations and requirements so that Tenant may no longer use the Premises for the purposes originally intended, Tenant shall have the right to terminate this Lease Agreement upon written notice to Landlord and payment of rent through date of removal of the radio and communications tower, building, equipment, and related items. In the event tenant terminates this lease for any reason, then tenant shall have the responsibility to remove all said property at its own expense.

         6. UTILITY CHARGES. Tenant shall pay all charges incurred for the use by Tenant of utility services at the Premises including, without limitation, gas, electricity, water, sewer, and telephone.

         7 INSURANCE.

            (a) Tenant shall insure against property damage and bodily injury arising by reason of occurrences on or about the Premises in the amount of not less than One Million ($1,000,000.00) Dollars.

            (b) The insurance coverage provided for herein may be maintained pursuant to master policies of insurance covering other tower locations of Tenant and its corporate affiliates. All insurance policies required to be maintained by Tenant hereunder shall be with responsible insurance companies authorized to do business in the state where the Premises are located if required by law, shall name the Landlord as an additional insured, as appropriate, and shall provide for cancellation only upon ten (10) days' prior written notice to Landlord. Tenant shall evidence such insurance coverage by delivering to Landlord, if requested, a copy of all such policies or, at Tenant's option, certificates in lieu thereof issued by the insurance companies underwriting such risks.

PLEASE NOTE - PAGE 5 MISSING

         12. DEFAULT.

            (a) The following events shall be "Events of Default" under this Lease Agreement:

               (1) Tenant shall fail to pay any installment of rent hereby reserved as and when the same shall become due and shall not cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant;

               (2) Tenant shall fail to comply with any term, provision or covenant of this Lease Agreement, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof is given by Landlord to Tenant.

            (b) Upon occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

               (1) Terminate this Lease Agreement, in which event Tenant shall immediately surrender the Premises;

               (2) Enter upon and take possession of the Premises and remove Tenant and other persons who may be occupying the Premises, by force if necessary;

               (3) Enter upon the Premises, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease Agreement; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations hereunder.

         13. RIGHT OF INSPECTION. Landlord and its agents and representatives shall be entitled to enter upon and inspect the Premises at any time during normal business hours, provided only that such inspection shall not unreasonably interfere with Tenant's business.

         14. WARRANTY OF TITLE AND QUIET ENJOYMENT.

            (a) Landlord represents and warrants that it is the owner in fee simple of the Premises, and that it alone has the full right to lease the Premises for the term set out herein. Landlord further represents and warrants that Tenant, on paying the rent and performing its obligations hereunder, shall peaceably and quietly hold and enjoy the Premises for the term of this Lease Agreement, including the Renewal Term, without any hindrance, molestation or ejection by Landlord, its successors or assigns, or those claiming through them.

            (b) During the term of this Lease Agreement, Landlord covenants and agrees that it will not grant, create or suffer any claim, lien, encumbrance, easement, restriction, or other charge or exception to title to the Premises without the prior written consent of Tenant; provided, however, that it is expressly agreed and understood that Landlord may subject its interest in the Premises to a first mortgage loan if the lender shall agree for itself, its successors and assigns, by written instrument to be bound by the terms of this Lease Agreement; not to disturb Tenant's use or possession of the Premises in the event of a foreclosure of such lien or encumbrance so long as Tenant is not in default hereunder; and not to join Tenant as a party defendant in any such foreclosure proceeding taken by it.

         15. HOLDING OVER BY TENANT. Should Tenant or any assigns, sublessee or licensee of Tenant hold over the Premises or any part thereof after the expiration of the Primary Term or Renewal Term hereof, unless otherwise agreed to in writing, such holdover shall constitute and be construed as a tenancy from monthtomonth only, but otherwise upon the same terms and conditions.

         16. RIGHT OF FIRST REFUSAL. If during the term of this Lease Agreement, including the Renewal Term, the Landlords shall have received a bona fide offer to purchase the Premises from any third party, the Landlord shall serve a notice upon the Tenant. The notice shall set forth the exact terms of the offer so received, together with a copy of such offer, and shall state the desire of the Landlord to sell the Premises on such terms and conditions. Thereafter, the Tenant shall have the right and option to purchase the Premises at the price and upon the terms and conditions specified in the offer. If the Tenant desires to exercise its option, it shall give notice to that effect to the Landlord within thirty (30) days after receipt of the Landlord's notice. The Tenant's failure to give timely notice shall be deemed a waiver of its right of first refusal.

         17. LENDERS' CONTINUATION RIGHTS.

            (a) Landlord recognizes the leases of all tower lessees and will permit each of such lessees to remain in occupancy of its premises notwithstanding any default hereunder by Lessee, so long as each such respective lessee is not in default under the lease covering its premises.

            (b) Landlord hereby agrees to subordinate any lien or security interest which it may have which arises by law or pursuant to this Lease Agreement to the lien and security interest of Tenant's mortgagee in the collateral securing all indebtedness at any time owed by Tenant to its mortgagee, and furthermore agrees that upon an event of default under the loan documents between Tenant and its mortgagee or this Lease Agreement, Tenant's mortgagee shall be fully entitled to exercise its rights against the Collateral prior to the exercise by the Landlord of any rights which it may have therein, including, but not limited to, entry upon the Premises and removal of the Collateral free and clear of the Landlords' lien and security interest.

         18. NOTICE AND PAYMENTS. Any notice, document or payment required or permitted to be delivered or remitted hereunder or by law shall be deemed to be delivered or remitted when deposited in the United States mail, postage prepaid, addressed to the parties hereto at the respective addresses set out below, or at such other address as they shall have theretofore specified by written notice delivered in accordance herewith:

             LANDLORD:   City of Chattanooga
                         Department of Public Works
                         Suite 210, City Hall
                         Chattanooga, TN 37402

             TENANT:     Signal One Corporation
                         5751 Uptain Road, Ste. 407
                         Chattanooga, TN 37411

         19. PROPERTY TAXES. TENANT SHALL BE RESPONSIBLE FOR MAKING ANY NECESSARY RETURNS FOR AND PAYING ANY AND ALL PROPERTY TAXES OF ANY KIND OR NATURE. THE TENANT SHALL NOTIFY THE HAMILTON COUNTY ASSESSOR OF TAXES OF ITS LEASE HOLD INTEREST IN THE PROPERTY SO THAT A TIMELY ASSESSMENT OF ITS INTEREST MAY BE MADE.

         20. MISCELLANEOUS. This Lease Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and can be altered, amended, or modified only by written consent executed by all parties, and shall be governed by the laws of the state of Tennessee.

         IN WITNESS WHEREOF, the parties have executed this Land Lease Agreement, the day and year first above written.

                                        SIGNAL ONE CORPORATION

                                        By:__________________________________
                                           G. Larry Wells
                                           President

STATE OF TENNESSEE
COUNTY OF HAMILTON

         Before me, the undersigned authority, on this day personally appeared
G. LARRY WELLS, known to me (or proved to me) to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and in consideration therein expressed.

         Given under my hand and seal of office this ___ day of ___________________ 1998.



-----------------------------
Notary Public
My commission expires:_________

                                        By:
                                           Jack Marcellis
                                           Administrator

STATE OF TENNESSEE
COUNTY OF HAMILTON

         Before me, the undersigned authority, on this day personally appeared ___________________, known to me (or proved to me) to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and in consideration therein expressed.

         Given under my hand and seal of office this _________ day of ___________________1998.



-----------------------------
Notary Public
My commission expires:_________

EXHIBIT "A"

         The property referenced in the Lease Agreement between SIGNAL ONE CORPORATION and the City of Chattanooga Department of Public Works is described in the records of the Register of Deeds for the County of Hamilton in Deed Book 3392 page 30 belonging to The City of Chattanooga. SIGNAL ONE CORPORATION is leasing a 100' X 100' portion of that property, shown as Tax Map 140 , parcel 141 a copy of which is attached, including the thirty (30') foot easement indicated thereon, and any easement necessary utility easements. Upon completion of a survey, a copy of said survey will be provided as Exhibit "B." The 100' x 100' site must be approved by the City of Chattanooga.